                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   SBE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1.  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2.  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4.  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5.  Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     6.  Amount Previously Paid:
         -----------------------------------------------------------------------
     7.  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     8.  Filing Party:
         -----------------------------------------------------------------------
     9.  Date Filed:
         -----------------------------------------------------------------------

[SBE LOGO]

                                   SBE, INC.
                            4550 NORRIS CANYON ROAD
                          SAN RAMON, CALIFORNIA 94583
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 22, 1998

TO THE STOCKHOLDERS OF SBE, INC.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of SBE, Inc., a Delaware corporation (the "Company"), will be held on Thursday, October 22, 1998, at 9:00 a.m. local time at the Company's principal offices at 4550 Norris Canyon Road, San Ramon, California for the following purposes:

    1. To approve the Company's 1992 Employee Stock Purchase Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 100,000 shares and to extend the term of such plan.

    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on September 21, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Timothy J. Repp

                                          Timothy J. Repp
                                          CHIEF FINANCIAL OFFICER, VICE
                                          PRESIDENT, FINANCE AND SECRETARY

San Ramon, California
September 29, 1998

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                   SBE, INC.
                            4550 NORRIS CANYON ROAD
                          SAN RAMON, CALIFORNIA 94583

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 22, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of SBE, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders to be held on October 22, 1998, at 9:00 a.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's principal offices at 4550 Norris Canyon Road, San Ramon, California. The Company intends to mail this proxy statement and accompanying proxy card on or about September 29, 1998 to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on September 21, 1998 will be entitled to notice of and to vote at the Special Meeting. At the close of business on September 21, 1998, the Company had outstanding and entitled to vote 2,679,414 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal office, 4550 Norris Canyon Road, San Ramon, California, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than October 27, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

    In addition, pursuant to the Company's bylaws, stockholders who wish to bring matters or propose nominees for director at the Company's 1999 Annual Meeting of Stockholders must provide specified information to the Company not earlier than December 24, 1998 and not later than January 23, 1999 (unless such matters are included in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended). Notwithstanding the foregoing, in the event the date of the 1999 Annual Meeting of Stockholders is changed by more than 30 days from the date contemplated at the time the Company's proxy statement for the 1998 Annual Meeting of Stockholders was sent to stockholders:

    1. If public announcement of the new date is made fewer than 70 days prior to the such date, stockholders who wish to bring matters or propose nominees for director must provide such information to the Company within 10 days after such public announcement is made; or

    2. Otherwise, stockholders who wish to bring matters or propose nominees for director must provide such information to the Company no earlier than 90 days prior to such meeting and no later than 60 days prior to such meeting.

                                    PROPOSAL
           APPROVAL OF 1992 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

    In January 1992, the Board adopted the 1992 Employee Stock Purchase Plan (the "Purchase Plan") authorizing the issuance of 100,000 shares of the Company's Common Stock. The stockholders of the Company approved the adoption of the Purchase Plan in March 1992. At August 31, 1998, an aggregate of 99,915 shares had been issued under the Purchase Plan and only 85 shares remained for the grant of future rights under the Purchase Plan. In September 1998, the Board of the Company adopted amendments to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan to 200,000 shares and to extend the term of the Purchase Plan. These amendments are intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

    Stockholders are requested to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF THIS PROPOSAL

    The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

    The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 58 of the Company's approximately 65 employees are eligible to participate in the Purchase Plan.

    The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

    The Purchase Plan is administered by the Board, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan.

OFFERINGS

    The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering is of six months' duration.

ELIGIBILITY

    Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employ of the Company for a continuous period preceding the first day of the offering period as the Board may require, but in no event will the required period be equal to or greater than two years.

    Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock that such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

    Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' base compensation during the purchase period.

PURCHASE PRICE

    The purchase price per share at which shares are sold in an offering under the Purchase Plan cannot be less than the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or
(b) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may reduce or terminate his or her payroll deductions. A participant may increase or begin payroll deductions after the beginning of an offering period only as provided for in the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may make additional payments into his or her account only if provided for in the offering.

PURCHASE OF STOCK

    By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal."

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

    Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

    Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

    Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, such plan will terminate on September 13, 2008.

    The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or

(c) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

    Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

    If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

FEDERAL INCOME TAX INFORMATION

    Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

    If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as short-term or long-term capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term depending on how long the stock has been held.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP TABLE

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of August 31, 1998 by (a) all those known by the Company to be beneficial owners of more than 5% of its Common Stock; (b) each director of the Company; (c) each of the executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group.

                                                                        BENEFICIAL OWNERSHIP (1)
                                                                        ------------------------
                                                                         NUMBER       PERCENT
BENEFICIAL OWNER                                                        OF SHARES   OF TOTAL (2)
----------------------------------------------------------------------  ---------   ------------
Mr. Steven T. Newby ..................................................   302,250       11.3%
  6116 Executive Boulevard, Suite 701
  Rockville, MD 20852
Mr. William B. Heye, Jr. (3) .........................................   150,197        5.3%
  4550 Norris Canyon Road
  San Ramon, CA 94583
Mr. Franklin P. Johnson ..............................................   133,995        5.0%
  2275 E. Bayshore Road, Suite 150
  Palo Alto, CA 94301
Mr. Raimon L. Conlisk (3) ............................................    13,500          *
Mr. George E. Grega (3) ..............................................    13,500          *
Mr. Ronald J. Ritchie (3) ............................................     1,250          *
Dr. Randall L-W. Caudill (3) .........................................     1,250          *
Mr. Michael R. Coker (3) .............................................    58,906        2.2%
Mr. Timothy J. Repp (3) ..............................................    28,200        1.0%
Mr. Samuel J. Penny (3) ..............................................    49,520        1.8%
All executive officers and directors as a group (8 persons) (3) ......   316,323       10.7%

------------------------------

 *  Less than one percent.

(1) This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 2,679,414 shares outstanding on August 31, 1998, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(3) Includes 146,900, 13,500, 13,500, 1,250, 1,250, 55,000, 27,500, and 16,683
    shares that Messrs. Heye, Conlisk, Grega and Ritchie, Dr. Caudill and Messrs. Coker, Repp and Penny, respectively, have the right to acquire within 60 days of the date of this table under the Company's option plans. Mr. Penny retired in April 1998.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    During fiscal 1997, non-employee directors received for their services as directors a quarterly participation fee of $3,000 plus fees of $1,000 for each Board and committee meeting attended and a fee of $500 for each telephone conference Board or committee meeting in which such director participated. Each committee chairman also receives an additional quarterly fee of $750. The Chairman of the Board receives, in lieu of all other fees, an annual fee of $40,000. In fiscal 1997, the total compensation paid to non-employee directors as directors' fees was $103,500. The members of the Board are also eligible for reimbursement for their expenses in connection with attendance at Board meetings in accordance with Company policy.

    Each non-employee director of the Company also receives stock option grants under the 1991 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are not incentive stock options under the Code.

    Option grants under the Directors' Plan are non-discretionary. On April 1 of each year (or the next business day should such date be a legal holiday), each member of the Company's Board who is not an employee of the Company is automatically granted under the Directors' Plan, without further action by either the Company, the Board or the stockholders, an option to purchase 5,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan vest in four equal installments commencing on the date one year after the grant of the option, provided that the optionee has, during the entire year prior to each such vesting date, provided continuous service to the Company as a non-employee director or as an employee of the Company or an affiliate of the Company. The term of options granted under the Directors' Plan is five years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction unless any surviving corporation assumes such options or substitutes similar options for such options.

    During fiscal 1997, the Company granted options covering an aggregate of 20,000 shares to the non-employee directors of the Company at an exercise prices of $4.38 to $4.88 per share, the fair market value of the Common Stock on the date of grant (based on the closing sales price as reported on the Nasdaq National Market on the date of grant). As of August 31, 1998, 12,250 options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE

    The following table shows, for the fiscal years ended October 31, 1997, 1996 and 1995, as applicable, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other three executive officers at October 31, 1997 (the "Named Executive Officers"):

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                                      ----------------------
                                                                ANNUAL COMPENSATION         NUMBER OF
                                                                                              SHARES
                                                               ---------------------        UNDERLYING            ALL OTHER
NAME AND PRINCIPAL POSITION                              YEAR  SALARY (1)    BONUS         OPTIONS (2)         COMPENSATION (3)
-------------------------------------------------------  ----  ----------   --------  ----------------------   ----------------
                                                         1997   $ 210,060   $236,094        --                     $13,906
Mr. William B. Heye, Jr. ..............................  1996   $ 210,060      --             15,000               $ 6,573
  President and Chief Executive Officer                  1995   $ 200,060      --           --                     $ 6,865

Mr. Michael R. Coker (4) ..............................  1997   $ 264,962   $ 71,624          20,000               $11,244
  Vice President, Sales and Marketing                    1996   $ 128,540   $ 20,000          60,000               $ 2,533

Mr. Timothy J. Repp ...................................  1997   $ 126,206   $102,714        --                     $ 9,659
  Vice President, Finance, Chief Financial Officer and   1996   $ 105,000   $  3,000          27,500               $ 3,539
  Secretary                                              1995   $  93,000      --              5,000               $ 1,727

Mr. Samuel J. Penny (5) ...............................  1997   $ 128,307   $ 58,476          20,000               $10,207
  Vice President, Engineering

------------------------------

(1) Includes amounts earned but deferred at the election of the Named Executive Officer pursuant to the Company's Savings and Investment Plan and Trust.

(2) Includes $2,394, $357, $184 and $1,673 attributable in fiscal 1997 to Messrs. Heye, Coker, Repp and Penny, $1,995, $283, and $167 attributable in fiscal 1996 to Messrs. Heye, Coker and Repp and $995 and $152 attributable in fiscal 1995 to Messrs. Heye and Repp, respectively, to premiums paid by the Company for group term life insurance. The remaining sum for each Named Executive Officer was paid by the Company as matching contributions to the Company's Savings and Investment Plan and Trust.

(3) Fiscal 1996 amounts include certain options granted in fiscal 1996 and prior fiscal years that were repriced in fiscal 1996.

(4) Mr. Coker became an executive officer in March 1996. Therefore, no amounts are shown for fiscal 1995.

(5) Mr. Penny became an executive officer in March 1997. Therefore, no amounts are shown for fiscal 1996 or 1995. Mr. Penny retired in April 1998.

    STOCK OPTION INFORMATION

    The following tables show for fiscal 1997 certain information regarding stock options granted to the Named Executive Officers during fiscal 1997 and options held by the Named Executive Officers at fiscal year end. No Named Executive Officer exercised any options during fiscal 1997.

                     STOCK OPTION GRANTS DURING FISCAL 1997

                                                                                                                   POTENTIAL
                                                                                                                   REALIZABLE
                                                                      INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                               ---------------------------------------------------------------  ANNUAL RATES OF
                                                NUMBER OF      % OF TOTAL                                         STOCK PRICE
                                               SECURITIES        OPTIONS         EXERCISE                         APPRECIATION
                                               UNDERLYING      GRANTED TO         OR BASE                       FOR OPTION TERM
                                                 OPTIONS      EMPLOYEES IN         PRICE         EXPIRATION     ----------------
NAME                                           GRANTED (1)   FISCAL YEAR (2)   PER SHARE (3)        DATE          5%       10%
---------------------------------------------  -----------   ---------------   -------------   ---------------  -------  -------
Mr. William B. Heye, Jr......................     --            --                --                 --           --       --

Mr. Michael R. Coker.........................    20,000           9.9%             $5.25           4/16/04      $42,746  $99,614

Mr. Timothy J. Repp..........................     --            --                --                 --           --       --

Mr. Samuel J. Penny..........................    20,000           9.9%             $4.25           3/26/04      $34,604  $80,641

------------------------------

(1) Generally, options granted vest annually in equal increments over a period of four years and have a term of seven years.

(2) Options to purchase 202,100 shares of Common Stock were granted to employees in fiscal 1997.

(3) Exercise price is the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market on the date of grant.

                         FISCAL YEAR-END OPTION VALUES

                                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                          UNDERLYING UNEXERCISED              OPTIONS AT
                                                                        OPTIONS AT FISCAL YEAR END        FISCAL YEAR END (1)
                                                                        ---------------------------   ---------------------------
NAME                                                                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------  -----------   -------------   -----------   -------------
Mr. William B. Heye, Jr...............................................    143,150        11,250       $ 1,372,275     $ 39,375

Mr. Michael R. Coker..................................................     45,000        35,000       $   413,550     $261,250

Mr. Timothy J. Repp...................................................     30,375         8,125       $   245,633     $ 35,938

Mr. Samuel J. Penny...................................................     10,000        22,000       $    86,240     $208,000

------------------------------

(1) Fair market value of the Company's Common Stock at October 31, 1997 ($14.00) minus the exercise price of the options.

EMPLOYMENT AGREEMENT

    On August 23, 1997, the Company entered into a Severance Agreement with its Vice President of Sales and Marketing, Michael R. Coker, providing that, if Mr. Coker's employment is terminated without cause prior to August 23, 1999, the Company will continue to pay Mr. Coker his base salary, commission, bonus and health benefits for six months following termination and all of Mr. Coker's outstanding stock options will immediately vest. Furthermore, pursuant to the Severance Agreement, in the event Mr. Coker is terminated within one year after an acquisition of the Company or similar corporate event, and prior to August 23, 1999, the Company will continue to pay Mr. Coker his base salary, commission bonus and health benefits for one year following termination and all of Mr. Coker's outstanding stock options will immediately vest.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION (1)

    The Compensation Committee of the Board is responsible for the administration of the compensation programs in effect for the Company's executive officers. These programs have been designed to ensure that the compensation paid to the executive officers is substantially linked to both Company and individual performance. Accordingly, a significant portion of the compensation for which an executive officer is eligible is comprised of variable components based upon individual achievement and Company performance measures.

    EXECUTIVE COMPENSATION PRINCIPLES

    The design and implementation of the Company's executive compensation programs are based on a series of general principles. These principles may be summarized as follows:

    - Align the interests of management and stockholders to build stockholder value by the encouragement of consistent, long-term Company growth.

    - Attract and retain key executive officers essential to the long-term success of the Company.

    - Reward executive officers for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company.

    - Provide direct linkage between the compensation payable to executive officers and the Company's attainment of annual and long-term financial goals and targets.

    - Emphasize reward for performance at the individual and corporate level.

    COMPONENTS OF EXECUTIVE COMPENSATION

    The components of the Company's executive compensation programs may be listed as follows, with a detailed summary provided below:

    - Base Salary

    - Cash Bonus

    - Long-Term Incentives

    - Benefits and Perquisites

    Each component is calibrated to a competitive market position, with market information provided by compensation surveys prepared by independent consulting firms and information collected from companies selected by the Board's Compensation Committee as appropriate comparators of compensation practices. The companies selected by the Compensation Committee as appropriate comparators are generally represented in the Nasdaq Computer Manufacturing Index, whose performance over the past five years is compared to that of the Company in the chart appearing under the heading "Performance Measurement Comparison."

    BASE SALARY

    The base salary for each executive officer is determined on the basis of individual performance, the functions performed by the executive officer and the scope of the executive officer's ongoing responsibilities, and the salary levels in effect for comparable positions based on information provided by the compensation surveys referenced above and comparator information. The weight given to each of these factors varies from individual to individual. In general, base salary is designed primarily to be competitive within the relevant industry and geographic market. Most executive officer salaries in fiscal 1997 remained unchanged from fiscal 1996.

------------------------------

(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    Each executive officer's base salary is reviewed annually to ensure appropriateness, and increases to base salary are made to reflect competitive market increases and individual factors. Company performance does not play a significant role in the determination of base salary.

    CASH BONUS

    The Company's Management Incentive Plan provides for the funding of a bonus pool based upon the Company's year-to-year rate of revenue growth and profit before tax. No funding of the bonus pool occurs if profit before tax does not exceed a threshold determined by comparing the cost of capital to the return on assets employed. The sales growth from fiscal 1996 to fiscal 1997, combined with the profit before tax generated, resulted in a bonus pool of $453,308, which was paid to executive officers in fiscal 1998.

    LONG-TERM INCENTIVES

    Long-term incentives are provided through stock option grants. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance. Customarily, option grants are made with exercise prices equal to the market price of the shares on the date of grant and will be of no value unless the market price of the Company's outstanding Common Stock appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the stockholders.

    The size of each option grant is designed to create a meaningful opportunity for stock ownership and is based upon several factors, including relevant information contained in the compensation surveys described above, an assessment of the option grants of comparable companies and the individual performance of each executive officer.

    Each option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (customarily the market price on the grant date) over a specified period of time (customarily four years). The option generally vests in equal installments over a period of four years, contingent upon the executive officer's continued employment with the Company.

    Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company and the market price of the underlying shares appreciates over the option term.

    In fiscal 1997, the Committee granted stock options to its executive officers as set forth in the table entitled "Stock Option Grants in Fiscal Year 1997" contained elsewhere in this proxy statement. The Committee believes that stock options, particularly incentive stock options, encourage long-term Company stock ownership, and therefore that such grants are in the best interests of the Company and its stockholders.

    BENEFITS AND PERQUISITES

    The benefits and perquisites component of executive compensation is generally similar to that which is offered to all of the Company's employees.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    In setting the compensation payable to the Chief Executive Officer, William
B. Heye, Jr., the goal is to provide compensation competitive with other companies in the industry while at the same time making a significant percentage of Mr. Heye's potential earnings subject to consistent, positive, long-term Company performance. In general, the factors utilized in determining Mr. Heye's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs.

    Mr. Heye's salary in fiscal 1997 remained unchanged from fiscal 1996. As a result of the Company's performance during fiscal 1997, the Committee granted Mr. Heye a cash bonus of $236,094. The Committee had not awarded a cash bonus to Mr. Heye with respect to either of the Company's two preceding fiscal years due to the Company's performance. During fiscal 1997, Mr. Heye purchased 336 shares of Common Stock at a price of $5.20 per share under the Company's 1992 Employee Stock Purchase Plan.

                                          George E. Grega, Chairman
                                          Raimon L. Conlisk
                                          Ronald J. Ritchie

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, during the fiscal year ended October 31, 1997, the Compensation Committee consisted of Messrs. Conlisk, Ritchie and Grega, none of whom is an employee of the Company. In December 1996, the Company sold all the assets of its manufacturing operation to XeTel Corporation, a contract manufacturing company. Additionally, the Company entered into a four-year exclusive agreement to purchase manufacturing services from XeTel and subleased a portion of its San Ramon facility to XeTel. Mr. Conlisk, a director of the Company, is also a director of XeTel Corporation.

                     PERFORMANCE MEASUREMENT COMPARISON (1)

    The following chart shows the value of an investment of $100 on October 31, 1992 in cash of (a) the Company's Common Stock, (b) the Nasdaq Computer Manufacturing Index ("Nasdaq Computers") and (c) the CRSP Total Return Index for the Nasdaq Stock Market (United States companies) ("Nasdaq Total Return"). All values assume reinvestment of the full amount of all dividends and are calculated as of October 31 of each year.

           COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN ON INVESTMENT

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               SBE, INC.         NASDAQ COMPUTERS              NASDAQ
             COMMON STOCK       MANUFACTURERS INDEX      TOTAL RETURN INDEX
Oct-92               $100.00                  $100.00                 $100.00
Oct-93                $75.93                  $101.81                 $128.80
Oct-94                $57.41                  $115.27                 $129.49
Oct-95                $90.74                  $195.79                 $174.40
Oct-96                $30.56                  $249.02                 $205.78
Oct-97               $103.70                  $323.93                 $271.02

                                                                             OCT. 92  OCT. 93  OCT. 94  OCT. 95  OCT. 96  OCT. 97
                                                                             -------  -------  -------  -------  -------  -------
SBE........................................................................  100.000   75.926   57.407   90.741   30.556  103.704
Nasdaq Computers...........................................................  100.000  101.812  115.269  195.794  249.019  323.929
Nasdaq Total Return........................................................  100.000  128.801  129.486  174.397  205.780  271.020

------------------------------

(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 OTHER MATTERS

    The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Timothy J. Repp

                                          Timothy J. Repp

                                          CHIEF FINANCIAL OFFICER, VICE
                                          PRESIDENT,
                                          FINANCE AND SECRETARY

September 29, 1998

1570-SP-98                             14

                                   SBE, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 22, 1998

     The undersigned hereby appoints WILLIAM B. HEYE, JR. and TIMOTHY J. REPP, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SBE, Inc. that the undersigned may be entitled to vote at a Special Meeting of Stockholders of SBE, Inc. to be held at the Company's principal offices at 4550 Norris Canyon Road, San Ramon, California, on Thursday, October 22, 1998 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matter and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

PROPOSAL:   To approve the Company's 1992 Employee Stock Purchase Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 100,000 shares and to extend the term of such plan.

      / /   FOR               / /   AGAINST                 / /   ABSTAIN

DATED ___________________     _________________________________________________

                              _________________________________________________
                                                SIGNATURE(S)

                              PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.